UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
As previously disclosed on the Current Report on Form 8-K filed on November 6, 2017 by KBS Strategic Opportunity REIT, Inc. (the “Company”), on November 2, 2017, the Company, through KBS SOR Properties, LLC (“KBS SORP”), an indirect wholly owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with respect to the initial public offering of units of the Keppel-KBS US REIT, a newly formed Singapore real estate investment trust (the “SREIT”).
On October 25, 2017, KBS SORP, entered into a subscription agreement with Keppel-KBS US REIT Management Pte. in which it agreed to purchase 59,713,600 units of the SREIT at $0.88 per unit (the “IPO Price”) (the “KBS SORP Owned Units”) in connection with the initial public offering. Pursuant to the Underwriting Agreement, KBS SORP had granted the underwriters an over-allotment option (the “Over-Allotment Option”) in which it had agreed to sell the underwriters up to 15,714,100 of the KBS SORP Owned Units at the IPO Price, for up to 30 days after the listing. The underwriters exercised the Over-Allotment Option in full, and on December 15, 2017, purchased 15,714,100 of the KBS SORP Owned Units from the Company at the IPO Price. As a result of the Over-Allotment Option, the Company now owns 43,999,500 units of the SREIT, representing a 7.0% ownership interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: December 15, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary